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                                                                     EXHIBIT 3.2














                                     BYLAWS

                                       OF

                      HEURISTIC PHYSICS LABORATORIES, INC.

                         AS IN EFFECT ON AUGUST 10, 2000


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                                     BYLAWS

                                       OF

                      HEURISTIC PHYSICS LABORATORIES, INC.

                         AS IN EFFECT ON AUGUST 10, 2000

                                    ARTICLE I

                                     OFFICES

        SECTION 1. REGISTERED OFFICE. The initial registered office of the corporation shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

        SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

        SECTION 1. MEETINGS. All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation, or at such other place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a waiver of notice thereof.

        SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders shall be held on such date in each fiscal year of the corporation as the Board of Directors shall select, at which meeting the stockholders shall elect members of the Board of Directors and transact such other business as may properly be brought before the meeting.

        Section 3.      NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

        (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 3 is delivered to the
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Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.

        (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). For purposes of the first annual meeting of stockholders of the corporation held after 2000, the first anniversary of the 2000 annual meeting of stockholders shall be deemed to be August 24, 2000. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner,
(iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by

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a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

        (3)     Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

        (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and in such election and who complies with the notice procedures set forth in this Section 3. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 3 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        (C) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in

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accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause
(A)(2)(c)(iv) of this Section 3) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

        (2) For purposes of this Section 3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

        (3) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

        SECTION 4. LIST OF STOCKHOLDERS. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each stockholder, shall be prepared by the officer or agent having charge of the stock transfer books. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given shall be the record date.

        SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware (herein called the "Act"), or by the Certificate of Incorporation, may be called only by (i) the Chairman of the Board, (ii) the President, or (iii) the Secretary, within twenty calendar days after receipt of a written request of a majority of the total number of directors then in office. Business transacted at any special meeting shall be confined to the purposes stated in the notice

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of the meeting.

        SECTION 6. NOTICE. Notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or other lawful means, by or at the direction of the Chairman of the Board, the President, or the Secretary, to each stockholder of record entitled to vote at the meeting.

        SECTION 7. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

        SECTION 8. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act, of the Certificate of Incorporation, of these Bylaws or of the rules of any stock exchange or any other rule, in each case, applicable to the corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. The stockholders present in person or by proxy at a duly convened meeting at which a quorum initially is present may continue to transact business until the adjournment of such meeting, notwithstanding any withdrawal of stockholders that results in a quorum ceasing to be present.

        SECTION 9. PROXY. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited, denied or otherwise varied by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted after three years from its date unless it provides for a longer period. Another person may be authorized to act as proxy for a stockholder by an instrument in writing subscribed by such stockholder or his or her duly authorized attorney-in-fact or by any other means authorized under the Act as from time to time in effect. Any such proxy shall be filed with the Secretary prior to or at the time of the meeting.

        A proxy shall be irrevocable if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless

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of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

        SECTION 10. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 1. BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole

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remaining director, or, if there is no remaining director, by the stockholders.
Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of directors may shorten the term of any incumbent director.

        SECTION 3. REMOVAL. Except as otherwise set forth in the Certificate of Incorporation and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation in respect of the election of additional directors under specified circumstances, any director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

        SECTION 1. MEETINGS. The directors of the corporation may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

        SECTION 2. ANNUAL MEETING. A meeting of the Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.

        SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

        SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the total number of directors then in office. The purpose of any special meeting shall be specified in the notice or any waiver of notice. Each notice of a meeting of the Board of Directors may be delivered personally or by telephone to a director not later than the day before the day on which the meeting is to be held; sent to a director at his or her residence or usual place of business, or at any other place of which he or she shall have notified the corporation, by telegram, telex, electronic mail, facsimile or other lawful means at least twenty-four hours before the time at which the meeting is to be held; or posted to him or her at such place by prepaid first-class or air mail, as appropriate, at least three days before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, that the meeting is not lawfully called or convened.

        SECTION 5. QUORUM. At all meetings of the Board of Directors, the presence of

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a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, so long as such number constitutes at least one third of the total number of directorships then existing, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

        SECTION 6. EXECUTIVE COMMITTEE. The Board of Directors may designate an Executive Committee, to consist of one or more directors of the corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the Board of Directors as a whole is expressly required by the Act or by the Certificate of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, with or without cause, by the affirmative vote of a majority of the total number of directors then in office. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal or other cause, the vacancy shall be filled by the affirmative vote of a majority of the total number of directors then in office.

        SECTION 7. OTHER COMMITTEES. The Board of Directors may designate other committees, each committee to consist of one or more directors of the corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

        SECTION 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors may be taken without such a meeting if consented thereto in accordance with applicable law by all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be.

        SECTION 9. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but may receive such compensation and reimbursements as may be determined from time to time by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation

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in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                               NOTICE OF MEETINGS

        SECTION 1. FORM OF NOTICE. Whenever notice is required to be given to any director or stockholder under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the corporation or by other lawful means. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited in the United States mail.

        SECTION 2. WAIVER. Whenever any notice is required to be given to any director or stockholder under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

        SECTION 3. TELEPHONE MEETINGS. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE VI

                                    OFFICERS

        SECTION 1. IN GENERAL. The officers of the corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Secretary, a Chief Financial Officer, and a Treasurer. The Board of Directors may also elect a Vice Chairman of the Board, a Controller, additional Vice Presidents, Assistant Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.

        SECTION 2. ELECTION. Unless otherwise determined by the Board of Directors, the officers of the corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.

        SECTION 3. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by the Executive Committee or another committee, if so authorized by the Board of Directors; provided that the Board of Directors may delegate to an

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officer of the corporation the power to fix the compensation of other officers and agents.

        SECTION 4. TERM OF OFFICE AND REMOVAL. Each officer of the corporation shall hold office until his or her death, or his or her resignation or removal from office, or the election or appointment and qualification of his or her successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

        SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he or she may be present and shall perform such other duties as may be assigned to him or her by the Board of Directors.

        SECTION 6. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as the Chairman of the Board may from time to time delegate to him. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

        SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board or Vice Chairman of the Board, if any, at all meetings of the directors at which he is present, and, as the Chief Executive Officer shall have general control, direction and supervision of the policies and operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried out. He shall manage and administer the corporation's business and affairs and shall perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He shall have the power and authority (a) to sign, in the name and on behalf of the corporation, checks, orders, drafts, contracts, agreements, promissory notes, deeds, leases, assignments, conveyances, applications, proxies, consents, powers of attorneys, and other documents and instruments in connection with the business of the corporation; and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation. Subject to the powers of the Board of Directors set forth in this Article VI, the Chief Executive Officer shall have the authority to cause the employment or appointment of such employees and agents of the corporation as the conduct of the business of the corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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        SECTION 8.      PRESIDENT. The President shall be the chief operating
officer of the corporation and shall have all necessary power to discharge such responsibility over the day-to-day affairs of the corporation, subject to the powers of supervision and control vested in the Chief Executive Officer, and in general, shall have the authority to exercise the powers usually pertaining to the office of president of a corporation, including, but not limited to, the signatory powers vested in the Chief Executive Officer under these Bylaws, except as otherwise provided in these Bylaws. In the absence of the Chief Executive Officer, the President shall perform all the duties and have all the powers of the Chief Executive Officer, subject to review and superseding action by the Board of Directors.

        SECTION 9. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, or as the Chief Executive Officer or the President may from time to time delegate to him or her. In the absence or disability of the President, the duties of the President shall be performed, and his or her powers may be exercised, by the Vice President of most senior rank as fixed by the Board of Directors, or if not ranked, by such Vice President as shall be designated by the Board of Directors. Without limiting the generality or effect of the foregoing, each Vice President, if any, designated as an "Executive Vice President" shall have the signatory powers vested in the Chief Executive Officer under these Bylaws, except as otherwise provided in these Bylaws.

        SECTION 10. SECRETARY. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the Executive Committee. He or she shall keep in safe custody the seal of the corporation.

        SECTION 11. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

        SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the corporation shall have the following powers and duties:

        (a) He shall have custody of, and be responsible for, all moneys, securities, receipts and disbursements of the corporation, and shall keep or cause to be kept full and accurate records of all receipts of the corporation;

        (b) He shall cause the moneys and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the Board of Directors;

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        (c)     He shall cause the moneys of the corporation to be disbursed by checks or drafts upon the authorized depositaries of the corporation and cause to be taken and preserved proper vouchers for all moneys disbursed;

        (d) He shall render to the Board of Directors or the Chief Executive Officer, whenever requested, a statement of all his transactions as Chief Financial Officer, and shall render a full financial report at the annual meeting of stockholders, if called upon to do so;

        (e) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation;

        (f) He shall perform, in general, all duties incident to the office of Chief Financial Officer and such other duties as may be specified in these Bylaws or as may be assigned to him by the Board of Directors, the Chief Executive Officer, or the President; and

        (g) In the absence or disability of the Controller, the Chief Financial Officer shall perform the duties and exercise the powers of the Controller.

        SECTION 13. TREASURER. The Treasurer of the corporation shall have the following powers and duties:

        (a) He shall have primary responsibility, subject to the direction of the Chief Financial Officer, for establishing and maintaining credit facilities and banking relationships for the corporation and pledging the credit of the corporation, and shall have authority, in the name and on behalf of the corporation, to execute and deliver all necessary credit agreements, promissory notes, indentures, certificates, statements, collateral filings and other similar documents and instruments relating to the corporation's credit facilities and banking relationships;

        (b) He may sign (unless an Assistant Treasurer or the Secretary or any Assistant Secretary shall have signed) stock certificates of the corporation the issuance of which shall have been authorized by the Board of Directors;

        (c) The Treasurer shall initiate periodic audits of the accounting records, methods and systems of the corporation; and

        (d) He shall perform, in general, all duties incident to the office of Treasurer, subject to the direction of the Chief Financial Officer, and such other duties as may be specified in these Bylaws or as may be assigned to him by the Board of Directors or the Chief Financial Officer.

        SECTION 14. ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the

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Treasurer, any Assistant Treasurer may perform and exercise the powers of the
Treasurer.

        SECTION 15. CONTROLLER. The Controller shall be the chief accounting officer of the corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation in accordance with accepted accounting methods and procedures. The Controller shall render to the Board of Directors and the Chief Executive Officer, as and when required by them, or any of them, a statement of the financial condition of the corporation.

        SECTION 16. BONDING. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

                                   ARTICLE VII

                             CERTIFICATES OF SHARES

        SECTION 1. FORM OF CERTIFICATES. Certificates representing shares of stock of the corporation will be in such form as may be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the Chairman of the Board or Vice Chairman of the Board, or the President, or an Executive Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. All signatures upon such certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificates have been delivered by the corporation or its agents, such certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

        SECTION 2. LOST CERTIFICATES. The Secretary or any Assistant Secretary may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact satisfactory to the Secretary or such Assistant Secretary by the person claiming the certificate to have been lost, stolen or destroyed, and the Secretary or such Assistant Secretary may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond, in such form, in such sum, and with such surety or sureties as the Secretary or such Assistant Secretary may approve as indemnity against any claim that may be

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made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        SECTION 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, lawfully constituted in writing.

        SECTION 4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        SECTION 1. DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

        SECTION 2. RESERVES. There may be created by resolution of the Board of Directors out of the net profits of the corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

        SECTION 4. SEAL. The corporation shall have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary or any Assistant Secretary of the corporation shall have authority to affix the seal to any document requiring it.

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                                   ARTICLE IX

                                    INDEMNITY

        SECTION 1. DAMAGES AND EXPENSES. Without limiting the generality or effect of Article IX of the Certificate of Incorporation, the corporation may to the fullest extent permitted by applicable law as then in effect indemnify any person (each, an "Indemnitee") who is or was or is threatened to be made to become involved in any manner (including without limitation as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (each, a "Proceeding") by reason of the fact that such person is or was an employee or agent of the corporation, or, while an employee or agent of the corporation, is or was serving at the request of the Board of Directors or an officer of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not for profit) including service with respect to employee benefit plans, against any and all expenses (including attorneys' fees) actually and reasonably incurred by, and any and all judgments, liabilities, fines and penalties entered or assessed against, and any and all amounts reasonably paid or payable in settlement by, such person in connection with such Proceeding.

        The corporation may pay the expenses (including attorneys' fees) incurred by a Indemnitee in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding may be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified hereunder or otherwise.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

        The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation or any other enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

        In addition to the mandatory indemnification of directors and officers of the corporation provided by the Certificate of Incorporation, the corporation may, if and to the extent authorized by the Board of Directors and permitted by the Act, indemnify any person or entity against any liability whatsoever.

        SECTION 2. INSURANCE, CONTRACTS AND FUNDING. The corporation may purchase and maintain insurance to protect itself or any Indemnitee or other person against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee or other person in

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connection with any Proceeding referred to in this Article IX or otherwise, to the fullest extent permitted by applicable law as then in effect. The corporation may enter into contracts with any person entitled to indemnification under this Article IX or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation procuring one or more letters of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.

                                    ARTICLE X

                                   AMENDMENTS

         SECTION 1. BY STOCKHOLDERS. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares of the corporation entitled to vote thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

         SECTION 2. BY THE BOARD OF DIRECTORS. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may also be amended or repealed by the Board of Directors by the vote of a majority of directors.




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                            CERTIFICATE OF SECRETARY

         I, Rita Rubinstein, do hereby certify:

         1. That I am the duly elected and acting Secretary of Heuristic Physics Laboratory, Inc., a Delaware corporation.

         2. That the foregoing Bylaws, comprised of 16 pages, constitute the Bylaws of said corporation as duly adopted by the sole incorporator of the Corporation on August 10, 2000.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 10th day of August, 2000.




                                               /s/ RITA RUBINSTEIN
                                               ---------------------------------
                                               Rita Rubinstein, Secretary